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                                                                    EXHIBIT 10.8

                                  DRESSER, INC.
                      2001 MANAGEMENT EQUITY PURCHASE PLAN

          The Board of Directors (the "Board") of Dresser, Inc., a Delaware corporation (the "Company"), hereby adopts, effective as of April 10, 2001, the Dresser, Inc. 2001 Management Equity Purchase Plan (the "Plan") in order to further the growth, development and financial success of the Company by allowing certain key employees, directors and consultants of the Company and its direct and indirect majority-owned subsidiaries to purchase shares of the Company's Class A Common Stock, without par value (the "Class A Common Stock"), and/or shares of the Company's Class B Common Stock, par value $0.001 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"), and thereby motivate such persons by means of growth-related compensation incentives to achieve the Company's long range goals and better align the interests of such persons with those of the Company and its stockholders.

          1. Subject to adjustment as set forth in Section 10, the aggregate number of shares of Class A Common Stock that may be awarded under the Plan shall not exceed 75,000 and the aggregate number of shares of Class B Common Stock that maybe awarded under the Plan shall not exceed 762,523. Unless restricted by applicable law, shares of Common Stock that are related to awards that are forfeited, terminated or cancelled shall immediately become available for awards.

          2. The Board or a committee or subcommittee of the Board appointed by the Board to administer the Plan (the "Administrator") shall administer the Plan and have full discretion to interpret the Plan.

          3. The Administrator shall have full discretion to make awards under the Plan to such employees, directors and consultants of the Company (each a "Participant") and its direct and indirect majority-owned subsidiaries as the Administrator may designate; provided, however, that a consultant shall be eligible to receive an award under the Plan only if (a) the consultant is a natural person, (b) the consultant provides bona fide services to the Company or its direct or indirect majority-owned subsidiaries and (c) such services are not in connection with the offer and sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities. The Administrator shall specify the purchase price per share of Common Stock in its sole discretion at the time such shares are purchased. The initial Participants approved by the Administrator and the number of shares of Common Stock which such Participants elect to purchase pursuant to the Plan shall be set forth on Exhibit A hereto. The Administrator shall amend Exhibit A from time to time to reflect any additional shares of Common Stock purchased hereunder.

          4. The terms, conditions and limitations of each award made under the Plan shall be set forth in a Subscription Agreement, in a form approved by the Administrator, consistent, however, with the terms of the Plan and the Investor Rights Agreement (as defined below).

          5. The terms and conditions of this Plan are set forth herein and in that certain Investor Rights Agreement (the "Investor Rights Agreement") by and among the Company, DEG Acquisitions, L.L.C., a Delaware limited liability company, Dresser Industries, Inc., a subsidiary of Halliburton Company, and certain other stockholders of the Company who are signatories thereto. The Investor Rights Agreement is incorporated by reference herein. An unexecuted copy of the Investor Rights Agreement is attached hereto as Exhibit B. Each Participant shall execute a copy of the Investor Rights Agreement at or prior to the time such Participant first purchases any shares of Common Stock pursuant to an award made hereunder.

          6. The Administrator in its sole discretion may amend or terminate the Plan at any time.

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          7.  The Administrator's authorization of the sale of shares hereunder to a Participant shall not constitute an offer to sell such shares and the Administrator reserves the right in its sole discretion to revoke its authorization for any or all Participants to purchase any shares of Common Stock pursuant to the Plan at any time and for any reason prior to the issuance of such shares by the Company. Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable or otherwise acquired in connection with any award under the Plan unless and until certificates representing any such shares of Common Stock have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such shares of Common Stock shall operate to impair or prejudice any Participant's rights to participate in a corporate transaction providing for the disposition of such shares of Common Stock.

          8. The offering and sale of shares of Common Stock to the Participants hereunder is intended to be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act if 1933, as amended, and/or Regulation D and/or Rule 701 promulgated thereunder by the Securities and Exchange Commission. The Company is not under any obligation to register any shares of Common Stock issued pursuant to this Plan on behalf of any of the Participants or to assist any of the Participants in complying with any exemption from registration.

          9. The sale of Common Stock to Participants hereunder shall be for consideration consisting of cash only.

          10. In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Board may adjust appropriately the number and kind of shares subject to the Plan and available for or covered by outstanding awards and prices related to outstanding awards, and make such other revisions to outstanding awards as it deems are equitably required.

          11. Nothing contained herein shall affect any right of the Company or any of its majority-owned subsidiaries to terminate any Participant's employment at any time or for any reason. Absent express provisions to the contrary, no award under this Plan shall be deemed "compensation" for purposes of computing benefits or contributions under any retirement plan of the Company or of its majority-owned subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "pension plan" or "welfare plan" under the Employee Retirement Income Security Act of 1974, as amended.

          12. The Company shall be entitled to require payment in cash or deduction from other compensation payable to a participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, or payment of any award. It shall be a condition to the obligation of the Company to deliver shares of Common Stock that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

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          I hereby certify that the Plan was duly adopted by the Board of
Directors of Dresser, Inc. on April 10, 2001.

          Executed on this 10th day of April, 2001.

                                        Name:
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                                        Title:
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